Exhibit 99.1

REGADO BIOSCIENCES ANNOUNCES CLINICAL HOLD OF REGULATE-PCI TRIAL FOLLOWING VOLUNTARY HALT OF TRIAL BY REGADO

Basking Ridge, NJ, July 9, 2014/PRNewswire/ — Regado Biosciences, Inc., (NASDAQ:RGDO) today announced that, further to their decision to voluntarily pause enrollment in their REGULATE-PCI trial, the United States Food and Drug Administration (FDA) informed the company today that a clinical hold has been placed on all patient enrollment and dosing of either study drug in the ongoing Phase 3 REGULATE-PCI trial. According to the FDA, this action was taken to formalize the involvement of the FDA in any decision to re-initiate enrollment and dosing in the trial in the future.

“As announced earlier, we remain blinded to REGULATE-PCI study data and are awaiting the outcome of the full safety and efficacy analysis, including an analysis of benefit/risk ratio, being performed by our Data and Safety Monitoring Board (DSMB). Any recommendation to re-initiate patient enrollment in REGULATE-PCI will be based on the DSMB’s conclusions and would always be implemented in agreement with FDA,” stated Regado CEO, Dr. David J. Mazzo.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, Revolixys™ Kit, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. Revolixys™ Kit is currently being evaluated in the REGULATE-PCI trial, a worldwide Phase 3 trial comparing safety and efficacy of Revolixys Kit vs. bivalirudin in 13,200 patients with acute coronary syndromes (ACS) undergoing percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com. For more information on REGULATE-PCI, please visit: http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the progress of the REGULATE-PCI trial, enrollment in the REGULATE-PCI trial, the expected timing for receipt of the DSMB’s analysis and recommendations, the prospects for the completion of the REGULATE-PCI trial and any regulatory approval of Revolixys™ Kit and the successful commercialization of Revolixys™ Kit if approved. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the outcome of the DSMB’s analysis, the content of the DSMB’s recommendations, and the ultimate decision of the FDA to remove the clinical hold from the REGULATE-PCI trial, as well as the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com

Investor Relations Contacts:

Don Elsey, CFO

Regado Biosciences, Inc.

908-580-2113

delsey@regadobio.com